Exhibit 3.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “QUALYS, INC.”, FILED IN THIS OFFICE ON THE THIRD DAY OF FEBRUARY, A.D. 2011, AT 9:21 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
3152140 8100	AUTHENTICATION:	8539997
110116140	DATE:	02-04-11
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 10:33 PM 02/03/2011 FILED 09:21 PM 02/03/2011 SRV 110116140 - 3152140 FILE

AMENDMENT NO. 6

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

QUALYS, INC.

Qualys, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 30, 1999. The original Certificate of Incorporation of the Corporation was restated on February 10, 2000, was amended and restated on December 7, 2000, on July 25, 2002, November 18, 2003, November 12, 2004 and again on July 11, 2005, and was further amended on May 22, 2006, August 17, 2007, May 15, 2008, July 30, 2009 and December 3, 2009.

2. This Amendment No. 6 to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law and further amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

3. Section A of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

This Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is Four Hundred Seventy Six Million Three Hundred Thousand (476,300,000) shares, Two Hundred Ninety Nine Million Nine Hundred Thousand (299,900,000) shares of which shall be Common Stock (the “Common Stock”) and One Hundred Seventy Six Million Four Hundred Thousand (176,400,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.

IN WITNESS WHEREOF, QUALYS, INC. has caused this Amendment No. 6 to the Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 3rd day of February, 2011.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot
President and Chief Executive Officer

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “QUALYS, INC.”, FILED IN THIS OFFICE ON THE THIRD DAY OF DECEMBER, A.D. 2009, AT 9:27 0’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
3152140 8100	AUTHENTICATION:	7677093
091068348	DATE:	12-04-09
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 09:38 PM 12/03/2009 FILED 09:27 PM 12/03/2009 SRV 091068348 - 3152140 FILE

AMENDMENT NO. 5

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

QUALYS, INC.

Qualys, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 30, 1999. The original Certificate of Incorporation of the Corporation was restated on February 10, 2000, was amended and restated on December 7, 2000, on July 25, 2002, November 18, 2003, November 12, 2004 and again on July 11, 2005, and was further amended on May 22, 2006, August 17, 2007, May 15, 2008 and July 30, 2009.

2. This Amendment No. 5 to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law and further amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

3. Section A of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

This Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is Four Hundred Sixty One Million Three Hundred Thousand (461,300,000) shares, Two Hundred Eighty Four Million Nine Hundred Thousand (284,900,000) shares of which shall be Common Stock (the “Common Stock”) and One Hundred Seventy Six Million Four Hundred Thousand (176,400,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.

IN WITNESS WHEREOF, QUALYS, INC. has caused this Amendment No. 5 to the Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 3rd day of December, 2009.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot
President and Chief Executive Officer

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “QUALYS, INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JULY, A.D. 2009, AT 6:51 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
3152140 8100	AUTHENTICATION:	7449357
090742698	DATE:	07-30-09
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:55 PM 07/30/2009 FILED 06:51 PM 07/30/2009 SRV 090742698 – 3152140 FILE

AMENDMENT NO. 4

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

QUALYS, INC.

Qualys, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 30, 1999. The original Certificate of Incorporation of the Corporation was restated on February 10, 2000, was amended and restated on December 7, 2000, on July 25, 2002, November 18, 2003, November 12, 2004 and again on July 11, 2005, and was further amended on May 22, 2006, August 17, 2007 and May 15, 2008.

2. This Amendment No. 4 to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law and further amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

3. Section A of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

This Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is Four Hundred Forty Nine Million Three Hundred Thousand (449,300,000) shares, Two Hundred Seventy Two Million Nine Hundred Thousand (272,900,000) shares of which shall be Common Stock (the “Common Stock”) and One Hundred Seventy Six Million Four Hundred Thousand (176,400,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.

IN WITNESS WHEREOF, QUALYS, INC. has caused this Amendment No. 4 to the Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 29 day of July, 2009.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot
President and Chief Executive Officer

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “QUALYS, INC.”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF MAY, A.D. 2008, AT 6:06 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
3152140 8100	AUTHENTICATION:	6595638
080556256	DATE:	05-15-08
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:16 PM 05/15/2008 FILED 06:06 PM 05/15/2008 SRV 080556256 – 3152140 FILE

AMENDMENT NO. 3

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

QUALYS, INC.

Qualys, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 30, 1999. The original Certificate of Incorporation of the Corporation was restated on February 10, 2000, was amended and restated on December 7, 2000, on July 25, 2002, November 18, 2003, November 12, 2004 and again on July 11, 2005, and was further amended on May 22, 2006 and August 17, 2007.

2. This Amendment No. 3 to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

3. Section A of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

This Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is Four Hundred Thirty Six Million Eight Hundred Thousand (436,800,000) shares, Two Hundred Sixty Million Four Hundred Thousand (260,400,000) shares of which shall be Common Stock (the “Common Stock”) and One Hundred Seventy-Six Million Four Hundred Thousand (176,400,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.

IN WITNESS WHEREOF, QUALYS, INC. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 15th day of May, 2008.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot
President and Chief Executive Officer

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “QUALYS, INC.”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF AUGUST, A.D. 2007, AT 9:16 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
3152140 8100	AUTHENTICATION:	5937565
070935889	DATE :	08-20-07

State of Delaware Secretary of State Division of Corporations Delivered 09:43 PM 08/17/2007 FILED 09:16 PM 08/17/2007 SRV 070935889 – 3152140 FILE

AMENDMENT NO. 2

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

QUALYS, INC.

Qualys, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 30, 1999. The original Certificate of Incorporation of the Corporation was restated on February 10, 2000, was amended and restated on December 7, 2000, on July 25, 2002, November 18, 2003, November 12, 2004 and again on July 11, 2005, and was further amended on May 22, 2006.

2. This Amendment No. 2 to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

3. Section A of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

This Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is Four Hundred Twenty Six Million Eight Hundred Thousand (426,800,000) shares, Two Hundred Fifty Million Four Hundred Thousand (250,400,000) shares of which shall be Common Stock (the “Common Stock”) and One Hundred Seventy-Six Million Four Hundred Thousand (176,400,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.

IN WITNESS WHEREOF, QUALYS, INC. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 17th day of August, 2007.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot
President and Chief Executive Officer

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “QUALYS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF MAY, A.D. 2006, AT 6:26 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
3152140 8100	AUTHENTICATION:	4765140
060488579	DATE :	05-22-06

State of Delaware Secretary of State Division of Corporations Delivered 06:26 PM 05/22/2006 FILED 06:26 PM 05/22/2006 SRV 060488579 – 3152140 FILE

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

QUALYS, INC.

Qualys, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 30, 1999. The original Certificate of Incorporation of the Corporation was restated on February 10, 2000 and was amended and restated on December 7, 2000, on July 25, 2002, November 18, 2003, November 12, 2004 and again on July 11, 2005.

2. This Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

3. Section A of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

This Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is Four Hundred Twenty One Million Eight Hundred Thousand (421,800,000) shares, Two Hundred Forty Five Million Four Hundred Thousand (245,400,000) shares of which shall be Common Stock (the “Common Stock”) and One Hundred Seventy-Six Million Four Hundred Thousand (176,400,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.

IN WITNESS WHEREOF, QUALYS, INC. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 19th day of May, 2006.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot
President and Chief Executive Officer

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “QUALYS, INC.”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JULY, A.D. 2005, AT 10:10 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
3152140 8100	AUTHENTICATION:	4012794
050573492	DATE:	07-12-05

State of Delaware Secretary of State Division of Corporations Delivered 10:16 PM 07/11/2005 FILED 10:10 PM 07/11/2005 SRV 050573492 – 3152140 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

QUALYS, INC.

Philippe F. Courtot hereby certifies that:

ONE: The date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was December 30, 1999. The original Certificate of Incorporation of the Corporation was restated on February 10, 2000 and was amended and restated on December 7, 2000, on July 25, 2002, November 18, 2003, and again on November 12, 2004.

TWO: He is the duly elected and acting President and Chief Executive Officer of Qualys, Inc., a Delaware corporation.

THREE: The Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read as follows:

I.

The name of the corporation is QUALYS, INC. (the “Company”).

II.

The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of the Company’s registered agent at said address is Corporation Service Company.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).

IV.

A. This Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is Four Hundred Twelve Million Eight Hundred Thousand (412,800,000) shares, Two Hundred Thirty-Six Million Four Hundred Thousand (236,400,000) shares of which shall be Common Stock (the “Common Stock”) and One Hundred Seventy-Six Million Four Hundred Thousand (176,400,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.

B. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of the Company (voting together on an as-if-converted basis).

C. Forty-Eight Million Seventy-Nine Thousand Eight Hundred Sixty (48,079,860) of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock.”

D. One Hundred Ten Million Three Hundred Fourteen Thousand One Hundred Fourteen (110,314,114) of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock.”

E. Eighteen Million Six Thousand Twenty-Six (18,006,026) of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the Series C Preferred Stock, collectively with the Series A Preferred Stock and the Series B Preferred Stock, shall constitute the “Series Preferred”).

F. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

1. DIVIDEND RIGHTS.

(a) Subject to Section 1(b), the holders of Series Preferred, in preference to the holders of any other capita! stock of the Company (such other stock, “Junior Stock”), shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the applicable Original Issue Price (as defined below) per annum on each outstanding share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof (collectively, “Recapitalizations”)). The “Original Issue Price” of the Series A Preferred Stock shall be sixty cents ($0.60), of the Series B Preferred Stock shall be twenty-six cents ($0.26), and of the Series C Preferred Stock shall be $0.3758, in each case as adjusted for any Recapitalizations. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative. Payment of any dividends to the holders of the Series Preferred shall be on a pro rata, pari passu basis in proportion to the dividend rates applicable in respect of each series of Series Preferred.

(b) Subject to the last sentence in this Section 1(b), (x) so long as any shares of Series C Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any shares of Series B Preferred Stock, Series A Preferred Stock or on any Junior Stock, nor shall any shares of any Series B Preferred Stock, Series A Preferred Stock or Junior Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company until all dividends (set forth in Section 1(a) above) on the Series C Preferred Stock shall have been paid or declared and set apart, (y) so long as any shares of Series C Preferred Stock or Series B Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any shares of Series A Preferred Stock or on any Junior Stock, nor shall any shares of any Series A Preferred Stock or Junior Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company until all dividends (set forth in Section 1(a) above) on the Series C Preferred Stock and Series B Preferred Stock shall have been paid or declared and set apart, and (z) so long as any shares of Series Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company until all dividends (set forth in Section 1(a) above) on the Series Preferred shall have been paid or declared and set apart. Subject to the last sentence in this Section 1(b), in the event dividends are paid on shares of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series Preferred in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. In addition, in any year no dividend shall be paid on Series B Preferred Stock or Series A Preferred Stock unless the aggregate amount of dividends paid per share of Series C Preferred Stock that year (as a percentage of the Original Issue Price per share of Series C Preferred Stock (as adjusted for any Recapitalizations)) at least equals the greater of (i) the aggregate amount of dividends paid per share of Series B Preferred Stock that year (as a percentage of the Original Issue Price per share of Series B Preferred Stock (as adjusted for any Recapitalizations)), and (ii) the aggregate amount of dividends paid per share of Series A Preferred Stock that year (as a percentage of the Original Issue Price per share of Series A Preferred Stock (as adjusted for any Recapitalizations)). The holders of the Series Preferred expressly waive their rights, if any, as described in California Corporations Code Sections 502,503 and 506 as they relate to repurchases of shares upon termination of employment or service as a consultant or director. The provisions of this Section 1 (b) shall not apply to the following (collectively, the “Permitted Repurchases”); (i) a dividend payable in Common Stock, (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, (iii) acquisitions of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase at cost (or the lesser of cost or fair market value), (iv) acquisitions of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right that is approved by the unanimous vote of the Company’s Board of Directors or (v) any repurchase or redemption of any outstanding securities of the Company that is approved by the unanimous vote of the Company’s Board of Directors.

2. VOTING RIGHTS.

(a) General Rights. Except as otherwise provided herein or as required by law, the Series Preferred shall be voted equally with the shares of the Common Stock of the Company and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Series Preferred are convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. Fractional votes shall not, however, be permitted and any fractional voting resulting from the above formula (after aggregating all shares into which shares of Series Preferred held by each holder could be converted shall be rounded to the nearest whole number (with one-half being rounded upward). Each share of Common Stock shall be entitled to one vote.

(b) Separate Vote of Series Preferred. For so long as at least Twenty-Seven Million Five Hundred Fifty Thousand (27,550,000) shares of Series Preferred (as adjusted for any Recapitalizations) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series Preferred shall be necessary for effecting or validating the following actions:

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation of the Company (including any filing of a Certificate of Determination) that changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series Preferred;

(ii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking senior to the Series A Preferred Stock. Series B Preferred Stock, or Series C Preferred Stock in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

(iii) Any redemption, repurchase, payment of dividends or other distributions with respect to Junior Stock (except in connection with any Permitted Repurchase); or

(iv) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 3(e)).

(c) Election of Board of Directors. (i) For so long as at least Twenty Million (20,000,000) shares of Series B Preferred Stock remain outstanding (as adjusted for any Recapitalizations) the holders of Series B Preferred Stock, voting as a separate series, shall be entitled to elect two (2) members of the Company’s Board of Directors at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; (ii) for so long as at least Twenty-Seven Million Five Hundred Fifty Thousand (27,550,000) shares of Series Preferred remain outstanding (as adjusted for any Recapitalizations), the holders of Series Preferred, voting together as a separate class, shall be entitled to elect one (1) member of the Company’s Board of Directors at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; (iii) the holders of Common Stock, voting as a separate class, shall be entitled to elect two (2) members of the Board of Directors at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors, and (iv) the holders of Common Stock and Series Preferred, voting together as if a single class, shall be entitled to elect the remaining members of the Board of Directors, if any, at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the Company is subject to Section 2115 of the California General Corporation Law (“CGCL”). During such time or times that the Company is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholders votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

(d) Removal.

(i) During such time or times that the Company is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such director’s removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

(ii) At any time or times that the Company is not subject to Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section (d)(i) above shall not apply and the Board of Directors or any director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the specified class or classes of stock or series thereof entitled to elect such director.

3. LIQUIDATION RIGHTS.

(a) Initial Distribution – Series C Preferred. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of the Series B Preferred Stock, Series A Preferred Stock and/or any Junior Stock, the holders of Series C Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution (or the consideration received in such transaction) an amount per share of Series C Preferred Stock equal to the Original Issue Price thereof plus all declared and unpaid dividends on such share of Series C Preferred Stock (as adjusted for any Recapitalizations) for each share of Series C Preferred Stock held by them. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series C Preferred Stock of the liquidation preference set forth in this Section 3(a), then such assets shall be distributed among the holders of Series C Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(b) Secondary Distribution Series B Preferred. Only after the payment of the full liquidation preference of the Series C Preferred Stock as set forth in Section 3(a) above, and before any distribution or payment shall be made to the holders of the Series A Preferred Stock and/or any Junior Stock, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution (or the consideration received in such transaction) an amount per share of Series B Preferred Stock equal to the Original Issue Price thereof plus all declared and unpaid dividends on such share of Series B Preferred Stock (as adjusted for any Recapitalizations) for each share of Series B Preferred Stock held by them. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series B Preferred Stock of the liquidation preference set forth in this Section 3(b), then such assets shall be distributed among the holders of Series B Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(c) Tertiary Distribution – Series A Preferred. Only after the payment of the full liquidation preference of (i) the Series C Preferred Stock as set forth in Section 3(a) above and (ii) the Series B Preferred Stock as set forth in Section 3(b) above, and before any distribution or payment is made to the holders of any Junior Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution (or the consideration received in such transaction) an amount per share of Series A Preferred Stock equal to the Original Issue Price thereof plus all declared and unpaid dividends on such share of Series A Preferred Stock (as adjusted for any Recapitalizations) for each share of Series A Preferred Stock held by them. If, upon any such liquidation, dissolution or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series A Preferred Stock of the liquidation preference set forth in this Section 3(c), then such assets shall be distributed to the holders of the Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(d) Remaining Assets Distribution – Common Stock. Only after the payment of the full liquidation preferences of the Series Preferred as set forth in Sections 3(a), 3(b) and 3(c) above, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.

(c) The following events shall be considered a liquidation, dissolution or winding up of the Company under this Section:

(i) the acquisition of the Company by another person, entity or group of people or entities by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions (an “Acquisition”); provided, however, that upon the affirmative vote of the holders of at least 55% of the then outstanding Series Preferred, voting together as a separate class, this Section 3(e)(i) may be waived with respect to any Acquisition;

(ii) a sale, lease or other disposition of all or substantially all of the assets of the Company (an “Asset Transfer”); provided, however, that upon the affirmative vote of the holders of at least 55% of the then outstanding Series Preferred, voting together as a separate class, this Section 3(e)(ii) may be waived with respect to any Asset Transfer, or

(iii) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

(iv) In any of such events, if the consideration received by this Company is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors on the date such determination is made. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof as determined in good faith by the Board of Directors.

4. CONVERSION RIGHTS. The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the “Conversion Rights”):

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series Preferred Conversion Rate” then in effect for the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable (determined as provided in Section 4(b)) by the number of shares of the applicable series of Series Preferred being converted.

(b) Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Preferred Stock (the “Series A Preferred Conversion Rate”), the Series B Preferred Stock (the “Series B Preferred Conversion Rate”) and the Series C Preferred Stock (the “Series C Preferred Conversion Rate”) (the Series A Preferred Conversion Rate, the Series B Preferred Conversion Rate and the Series C Preferred Conversion Rate, each a “Series Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of such series by the applicable “Series Preferred Conversion Price,” calculated as provided in Section 4(c).

(c) Series Preferred Conversion Price. As of the Original Issue Date (as defined below), the conversion price for the Series A Preferred Stock (the “Series A Preferred Conversion Price”), the conversion price for the Series B Preferred Stock shall initially be the Original Issue Price of such series (the “Series B Preferred Conversion Price”) and the conversion price for the Series C Preferred Stock shall initially be the Original Issue Price of such series (the “Series C Preferred Conversion Price”) (the Series A Preferred Conversion Price; the Series B Preferred Conversion Price and the Series C Preferred Conversion Price, each a “Series Preferred Conversion Price”). Each such Series Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series Preferred Conversion Price herein shall mean the applicable Series Preferred Conversion Price as so adjusted.

(d) Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates tor the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the Common Stock’s fair market value determined by the Board of Directors as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(e) Adjustment for Stock Splits and Combinations. If at any time or from time to time after the date that the first share of Series C Preferred Stock is issued (the “Original Issue Date”) the Company effects a subdivision of the outstanding Common Stock without a corresponding subdivision of any series of Series Preferred, the applicable Series Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased Conversely, if at any time or from time to time after the Original Issue Date the Company combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of any series of Series Preferred, the applicable Series Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event each Series Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the applicable Series Preferred Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, each Series Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Series Preferred Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in the first sentence of this subsection 4(f), then, in each such case for the purpose of this subsection 4(f), the holders of the Series Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

(g) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether, by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(e) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of each Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(h) Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock or the merger or consolidation of the Company with or into another corporation or another entity or person (other than an Acquisition or Asset Transfer as defined in Section 3(e) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of the Series Preferred shall thereafter be entitled to receive upon conversion of the Series Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of each Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

(i) Sale of Shares Below Series C Preferred Stock Conversion Price and Series B Preferred Stock Conversion Price.

(i) (A) If at any time or from time to time, after the Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this subsection (i)(A) to have issued or sold, Additional Shares of Common Stock (as defined in subsection (i)(iv) below), other than in a transaction for which an appropriate adjustment is made pursuant to Sections 4(e), (f), (g) or (h) above, for an Effective Price (as defined in subsection (i)(iv) below) less than the then effective Series C Preferred Conversion Price, then and in each such case the then existing Series C Preferred Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series C Preferred Conversion Price by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (i)(ii)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Series C Preferred Conversion Price and (y) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (aa) the number of shares of Common Stock actually outstanding, (bb) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date, and (cc) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date (collectively, the “Deemed Outstanding Common Stock”).

(B) If at any time or from time to time, after the Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this subsection (i)(B) to have issued or sold, Additional Shares of Common Stock (as defined in subsection (i)(iv) below), other than in a transaction for which an appropriate adjustment is made pursuant to Sections 4(e), (f), (g) or (h) above, for an Effective Price (as defined in subsection (i)(iv) below) less than the then effective Series B Preferred Conversion Price, then and in each such case the then existing Series B Preferred Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series B Preferred Conversion Price by a fraction (x) the numerator of which shall be (1) the number of shares of Deemed Outstanding Common Stock immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (i)(ii)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Preferred Conversion Price and (y) the denominator of which shall be the number of shares of Deemed Outstanding Common Stock immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

(ii) For the purpose of making any adjustment required under this Section 4(i), the consideration received by the Company for any issue or sale of securities shall be defined as (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection (i)(iii)) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(iii) For the purpose of the adjustment required under this Section 4(i), if the Company issues or sells (A) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (B) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Series C Conversion Price or the Series B Conversion Price, as applicable, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series C Conversion Price or the Series B Conversion Price, as applicable, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the applicable Series Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

(iv) For the purpose of making any adjustment to the Series C Conversion Price or the Series B Conversion Price, as applicable, under this Section 4(i), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(i), other than: (A) shares of Common Stock issued upon conversion of the Series Preferred; (B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any Recapitalizations) after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase of stock option plans or other arrangements that have been approved by the Board; (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date, (D) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors (including at least one of the members of the Board of Directors appointed by the holders of the Series B Preferred Stock as set forth in Section 1.2(a) of the Amended and Restated Voting Agreement dated as of November 12, 2004, by and among the Company and certain parties listed on

Exhibit A and Exhibit B thereto, as may be amended from time to time (the “Voting Agreement”), (E) shares of Common Stock or Convertible Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or other person or entity, in each case, approved by the Board of Directors (including at least one of the members of the Board of Directors appointed by the Series B Preferred Stock as set forth in Section 1.2(a) of the Voting Agreement) and any equity securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements, provided that the issuance of shares therein has been approved by the Board of Directors (including at least one of the members of the Board of Directors appointed by the Series B Preferred Stock as set forth in Section 1.2(a) of the Voting Agreement). References to Common Stock in the subsections of this clause (iv) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(i). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(i), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 4(i), for such Additional Shares of Common Stock.

(j) Certificate of Adjustment. In each case of an adjustment or readjustment of any Series Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of any Series Preferred, if such Series Preferred is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such series of Series Preferred at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the applicable Series Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of such Series Preferred.

(k) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(e)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(e)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least twenty (20) days prior to the record date specified therein (or such shorter period approved by a majority of the outstanding Series Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(l) Automatic Conversion.

(i) Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series Preferred Conversion Price, (A) at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series C Preferred Stock, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the underwriter has been approved by the Board, (ii) the per share price is at least $1.20 (as adjusted for stock splits, dividends, recapitalizations and the like), and (iii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $20,000,000. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

(ii) Upon the occurrence of either of the events specified in Section 4(l)(i) above, the outstanding shares of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

(m) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the Board of Directors) on the date of conversion.

(n) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(o) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series Preferred shall be deemed given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid; (b) upon delivery, if delivered by hand; (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid; or (d) one (1) business day after the business day of facsimile or electronic mail transmission (in each case with confirmation of receipt); provided, that, if delivered by facsimile or e-mail, such transmission shall be followed with a copy by first class mail, postage prepaid, and shall be addressed to each holder of record at such holder’s address appearing on the books of the Company.

(p) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

(q) No Dilution or Impairment. Without the consent of the holders of then outstanding Series Preferred as required under Section 2(b), the Company shall not amend its Amended and Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred against dilution or other impairment.

V.

A. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

B. If and to the extent that the Company may from time to time be or become subject to certain provisions of the CGCL pursuant to Section 2115, then, as authorized by Section 317(g) of the CGCL, for the duration of any such period, the Company is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the

Company and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times that the Company is subject to Section 2115(b) of the CGCL, to the limits on such excess indemnification created by applicable Delaware law (statutory or nonstatutory) with respect to actions for breach of duty to the Company, its stockholders or others.

C. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VI.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Amended and Restated Certificate of Incorporation.

B. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Company; provided, however, that in addition to any other vote of the holders of any class or series of stock of the Company required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company.

C. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

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FOUR: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Company.

FIVE: This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Company in accordance with Section 228 of the General Corporation Law. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company. The total number of outstanding shares entitled to vote or act by written consent was 30,081,626 shares of Common Stock, 47,665,722 shares of Series A Preferred Stock, 110,314,114 shares of Series B Preferred Stock and 17,296,433 shares of Series C Preferred Stock. The holders of a majority of the outstanding shares of Common Stock and a majority of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the DGCL and prompt written notice of such was given by the Company in accordance with said Section 228 to those stockholders who did not approve this Amended and Restated Certificate of Incorporation by written consent.

IN WITNESS WHEREOF, QUALYS, INC. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 11th day of July, 2005.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot
President and Chief Executive Officer